                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                                     OZ.COM
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

Dear Fellow Stockholder:

        The Annual Meeting of Shareholders of OZ, will be held Tuesday, August 21, 2001, at 4:00 p.m. local time, at the offices of the Company's subsidiary, Windsor Station, Suite 150, 1100 de La Gauchetiere, Montreal, Canada.

        At the annual meeting, shareholders will be asked to consider and vote on the election of five directors to serve for the coming year on the Company's Board of Directors until the Company's next annual meeting of stockholders (and until such director's successor shall have been duly elected and qualified) and on the ratification of Deloitte & Touche hf. as the Company's independent auditors for fiscal year 2001. Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement and Proxy Card relating to the meeting. The Proxy Statement contains important information concerning the matters upon which will be voted on at the upcoming annual meeting. We hope you will take the time to read it carefully.

        Shareholders' votes are very important, regardless of how many shares they own. Whether or not you plan to attend the annual meeting, please complete, sign, date and return the Proxy Card to Jon L. Arnason, OZ hf., Snorrabraut 54, IS-105 Reykjavik, Iceland. If you attend the annual meeting, you may vote in person if you wish, even though you have previously returned your Proxy Card.

                                            Sincerely,


                                            Skuli Mogensen
                                            Chief Executive Officer and
                                            Director

                                     OZ.COM
                     SNORRABRAUT 54, 105 REYKJAVIK, ICELAND

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON TUESDAY, AUGUST 21, 2001


TO THE SHAREHOLDERS OF OZ.COM:

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of OZ.COM, a California corporation ("OZ.COM" or the "Company"), will be held on Tuesday, August 21, 2001, at 4:00 p.m. local time, at the offices of the Company's subsidiary, Windsor Station, Suite 150, 1100 de La Gauchetiere, Montreal, Canada (the "Annual Meeting"). At the Annual Meeting, OZ.COM's shareholders will be asked to consider and vote upon:

     1. The election of five directors to serve on the OZ.COM's Board of Directors for the coming year;

     2. A proposal to ratify the appointment of Deloitte & Touche hf. as OZ.COM's independent auditors for the fiscal year ending December 31, 2001; and

     3. Such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

     Only shareholders of record of OZ.COM Common Stock and Series A Preferred Stock at the close of business on June 30, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

     TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY TO JON L. ARNASON, OZ HF., SNORRABRAUT 54, IS-105 REYKJAVIK, ICELAND, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.


                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          Jon L. Arnason, Secretary

Reykjavik, Iceland
August 9, 2001

                                     OZ.COM
                    SNORRABRAUT 54, IS-105 REYKJAVIK, ICELAND

                           PROXY STATEMENT RELATING TO
                         ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD TUESDAY, AUGUST 21, 2001

     This Proxy Statement is being furnished to the shareholders of OZ.COM, a California corporation ("OZ.COM" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of OZ.COM for use at the Annual Meeting of OZ.COM's shareholders ("Annual Meeting") to be held on Tuesday, August 21, 2001, at 4:00 p.m. local time, and at any adjournments or postponements thereof. The Annual Meeting will be held at the offices of the Company's subsidiary, Windsor Station, Suite 150, 1100 de La Gauchetiere, Montreal, Canada.

     This Proxy Statement and the accompanying Proxy Card are first being mailed to OZ.COM shareholders on or about August 9, 2001.

VOTING RIGHTS AND PROXIES

RECORD DATE; OUTSTANDING SHARES

     Only holders of record of OZ.COM Common Stock and Series A Preferred stock at the close of business on June 30, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on June 30, 2001, there were 90,339,596 shares of OZ.COM Common Stock and 14,270,964 shares of OZ.COM Series A Preferred Stock outstanding and entitled to vote, held of record by 1,280 shareholders and 23 shareholders, respectively.

VOTING OF PROXIES

     Shareholders are requested to complete, date, sign and return the accompanying Proxy Card to Jon L. Arnason, OZ hf., Snorrabraut 54, IS-105 Reykjavik, Iceland. All properly executed, returned, and unrevoked proxies will be voted in accordance with the instructions indicated thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE FIVE NOMINEES NAMED BELOW AND FOR THE APPROVAL OF EACH OF THE PROPOSALS DESCRIBED HEREIN. In the event any nominee named below is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted by the proxy holders named in the enclosed proxy for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. OZ.COM's Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes for election of directors), the proxies will vote in their discretion. Any OZ.COM shareholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Corporate Secretary of OZ.COM, Snorrabraut 54, IS-105 Reykjavik, Iceland, or
(ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

QUORUM

     A majority of the shareholders entitled to vote and represented in person or by proxy shall constitute a quorum at the Annual Meeting. Abstentions and shares held by brokers that are present in person or represented by proxy but that are not voted because the brokers are prohibited from exercising discretionary voting authority ("Broker Non-votes") will be counted for purposes of determining whether a quorum is present for the transaction of business.

VOTES REQUIRED

     Other than with respect to the election of directors, each holder of record of OZ.COM Common Stock is entitled to one vote for each share of Common Stock held by such shareholder on the Record Date. Pursuant to OZ.COM's Second Amended and Restated Articles of Incorporation, as amended ("Articles"), each holder of Series A Preferred Stock is entitled to one vote for each full share of OZ.COM Common Stock into which its shares of Series A Preferred Stock was convertible on the Record Date. Because on the Record Date each share of Series A Preferred Stock was convertible into two shares of Common Stock, each holder of record of OZ.COM Series A Preferred Stock is entitled to two votes for each share of Series A Preferred Stock held by such shareholder on the Record Date.

     Shareholders may have cumulative voting rights with respect to the election of directors. Cumulative voting rights entitle each shareholder to cast as many votes as are equal to the number of directors to be elected multiplied by the number of shares owned by that shareholder, which votes may be cast for one nominee or distributed among two or more nominees. For cumulative voting rights to be applicable, one or more shareholders must give notice at the Annual Meeting of the intention to cumulate votes prior to the commencement of voting. If any shareholder gives such notice, then every shareholder entitled to vote may cumulate votes for nominees. The five nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected. Votes against a director or votes withheld have no legal effect. If additional persons are properly nominated for election, the proxy holders named in the enclosed proxy will vote the shares covered by such proxies so as to elect the maximum number of nominees listed below as may be elected by cumulative voting (if applicable). In this event, the proxy holders in their discretion will determine the allocation of votes to specific nominees.

     Proposal 2 requires for approval the affirmative vote of a majority of the shares of Common Stock and Series A Preferred Stock represented and voting as a single class at the Annual Meeting, provided that the number of shares voting affirmatively also constitute at least a majority of the required quorum. Accordingly, abstentions and Broker Non-votes can have the effect of preventing approval of these proposals when the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

SOLICITATION OF PROXIES AND EXPENSES

     OZ.COM will bear the cost of the solicitation of proxies from its shareholders in the enclosed form. The directors, officers and employees of OZ.COM may solicit proxies by mail, telephone, telegram, letter, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, OZ.COM will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of OZ.COM Common Stock and request authority for the exercise of proxies. In such cases, OZ.COM will reimburse such record holders for their reasonable expenses.

                              ELECTION OF DIRECTORS
                           (ITEM NO. 1 ON PROXY CARD)

     The Bylaws of OZ.COM provide that the authorized number of directors shall not be less than 4 nor more than 7 until changed by a duly adopted amendment to the Articles or by an amendment to the Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. OZ.COM's Board of directors or shareholders may fix the exact number of directors within this range.

     On November 3, 2000, OZ.COM's Board of Directors adopted a resolution increasing the number of directors on the Board from five to six; and on June 18, 2001, OZ.COM's Board of Directors adopted a resolution reducing the number of directors on the Board back to five. At the Annual Meeting, OZ.COM's shareholders will be asked to vote on the election of five directors who will constitute the full Board of Directors of OZ.COM. Each director so elected will hold office until the next annual meeting of OZ.COM and until his successor is duly elected and qualified. The nominees for the Board of Directors are Skuli Mogensen, Gudjon Mar Gudjonsson, Stig-Arne Larsson, Lars Boman and Andre Tremblay.

GENERAL

     Except as described below, there are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of OZ.COM. Except as described below, there is arrangement or understanding between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of OZ.COM. See "Information Regarding the Directors of OZ.COM." There is no material proceeding to which any director, nominee, executive officer or affiliate of the Company, any owner of record or beneficially of more than 5% of the Company's Common Stock, or any associate of any such director, nominee, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF ALL OF THE FOLLOWING NOMINEES: SKULI MOGENSEN, GUDJON MAR GUDJONSSON, STIG-ARNE LARSSON, LARS BOMAN AND ANDRE TREMBLAY. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN THE ENCLOSED PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" ELECTION OF ALL OF THE FOREGOING NOMINEES.

INFORMATION REGARDING THE DIRECTORS OF OZ.COM

         The following table lists the members of the Board of Directors and provides their ages and positions with the Company as of March 31, 2001. Biographical information for each director is provided below.


Name                                   Age   Position
----                                   ---   --------
Gudjon Mar Gudjonsson...............   29    Director, Chief Visionary
Skuli Mogensen......................   32    Director, Chief Executive Officer
Stig-Arne Larsson(a)................   58    Director, Chairman of the Board
Lars Boman(b).......................   52    Director
Jeffrey Pulver(a)(b)................   38    Director
Andre Tremblay......................   46    Director

-------------------------
(a) Member of Audit Committee

(b) Member of Compensation Committee

     Gudjon Mar Gudjonsson, age 29, is OZ.COM's co-founder and Chief Visionary. He has served as a director since December 1995. In 1990, he founded OZ hf, the Company's predecessor in Iceland. Mr. Gudjonsson has worked extensively in the computer software, communications and Internet industry over the last decade. He has served as a government consultant on various projects and was responsible for designing a future vision for the Ministry of Communication in Iceland in 1998.

     Skuli Mogensen, age 32, is OZ.COM's co-founder and Chief Executive Officer. Mr. Mogensen has served as a director since December 1995. He has been involved in several successful ventures in Scandinavia and has extensive international business experience. Mr. Mogensen is responsible for OZ.COM's overall business development, investment banking, major partners, general strategy and tactical input in major contracts and key accounts.

     Stig-Arne Larsson, age 58, has served as a director since May 2000 and serves as the acting Chairman of the Board. He is currently the Chief Executive Officer of Sal Ventures AB, a telecom and information technology consulting firm. Previously, he was the Chief Executive Officer and Chief Financial Officer of Telia Group, the incumbent Swedish telecom operator, and Deputy Director General and Finance Director at Swedish Telecom Televerket. Mr. Larsson is also a member of the board of directors of TradeDoubler AB, Generic Systems AB, Secode AB, Svenska Brand AB and Castellum AB.

     Jeffrey Pulver, age 38, served as a director from May 2000 until June 2001. He is the President and founder of Pulver.com, Inc., an Internet-based consulting firm that publishes Internet technology related research, produces trade shows and related conferences and provides consulting services to the telecommunications industry. Mr. Pulver is one of the leading experts in the field of streaming audio and video technologies and their effect on business communications. He is a pioneer in the field of Internet telephony and is the founder of the Voice on the Net Coalition, which aims to keep the Internet telephony industry free from regulations.

     Lars Boman, age 52, has served as a director since May 2000. He is Vice President and Head of the Internet Applications Business Unit for Ericsson Radio Systems AB (ERA), Stockholm. Mr. Boman is a member of the board of directors of Ericsson Microsoft Mobile Venture.

     Andre Tremblay, age 46, has served as a director since November 2000. He has been the President and Chief Executive Officer of Microcell Telecommunications Inc. since May 1995 and has been actively involved in the telecommunications industry since 1989. Mr. Tremblay has been a member of the board of directors of Microcell Telecommunications Inc. since November 1995. Mr. Tremblay is also a member of the board of directors and Executive Vice-President of Telesystem. Prior to joining the Telesystem group of companies, Mr. Tremblay was a partner and member of the management committee of Raymond, Chabot, Grant, Thornton, a Canadian accounting firm formerly known as Raymond, Chabot, Martin, Pare. Mr. Tremblay holds a Bachelor's Degree in Business Administration and a License in Accounting from Laval University, as well as a Master's degree in Taxation from Sherbrooke University. He has also completed the Advanced Management Program offered by the Harvard Business School.

VOTING AGREEMENTS

     Pursuant to the terms of a Shareholder Rights Agreement entered into in connection with Ericsson, Inc.'s investment of $13.1 million in 1999, Skuli Mogensen and Gudjon Mar Gudjonsson agreed to cast a sufficient number of their votes to ensure that a candidate of Ericsson, Inc. be elected to the Board of Directors. Ericsson, Inc. has designated Mr. Boman as the Company's candidate for election. This agreement will terminate upon the closing of an initial public offering by OZ.COM.

     Pursuant to the terms of a Shareholder Agreement entered into in connection with OZ.COM's acquisition of MCE Holding Corporation, Skuli Mogensen and Gudjon Mar Gudjonsson agreed to cast a sufficient number of their votes to ensure that a candidate of Microcell Capital II Inc. be elected to the Board of Directors. Microcell Capital II Inc. has designated Mr. Tremblay as its candidate for election. This agreement will terminate upon the closing of an initial public offering by OZ.COM.

     There is no other voting agreement in place between any of the Company's Directors.

BOARD AND COMMITTEE MEETINGS

     During 2000, the Board of Directors met on seven occasions. Each of the directors who is being nominated hereby attended at least 75% of the meetings of the Board and the meetings of committees of which such director is a member held during the periods for which they served.

     There are two standing committees of the Board of Directors: the Audit Committee and the Compensation Committee. OZ.COM does not have a standing nominating committee of the Board of Directors. The full Board of Directors performs such functions.

     The Audit Committee was composed of Stig-Arne Larsson and Jeff Pulver until June 18, 2001. The Board of Directors will reconstitute the Audit Committee after the Annual Meeting. The Audit Committee meets annually with OZ.COM's independent auditors, reviews periodic financial reports and the status of financial controls. OZ.COM's securities are not listed on the NYSE or AMEX or quoted on Nasdaq. Messrs. Larsson and Pulver are independent as that term is defined by the NASD's listing standards. The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Appendix A. During 2000, the Audit Committee met once.

     The Compensation Committee is composed of Stig-Arne Larsson and Lars Boman. The Compensation Committee is charged with determining compensation packages for the Chief Executive Officer and the other senior management of OZ.COM, administering OZ.COM's stock option plans and recommending to the Board of Directors changes to the plans. During 2000, the Compensation Committee met once.

DIRECTOR TERM AND COMPENSATION

     All directors hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. OZ.COM had no outside directors in 1999. Commencing in 2000, after each year's annual meeting of shareholders, outside directors who are newly elected and those whose options are fully vested will receive supplemental stock options to purchase up to 50,000 shares of common stock at no less than 85% of the fair market value of the common stock at the date of grant. These options will vest in two equal installments with the first installment of 25,000 options vesting on the date of the next annual meeting of shareholders following the grant and the second installment of 25,000 options vesting on the date of the subsequent annual meeting of shareholders. In 2000, Stig-Arne Larsson, Lars Boman and Jeff Pulver each received 50,000 options at an exercise price of $1.175 per share. Half of the options are scheduled to vest at the 2001 annual meeting of shareholders and the remaining half of the options are scheduled to vest at the 2002 annual meeting of shareholders. The outside directors also receive reimbursement of their expenses associated with the performance of their duties.

AUDIT COMMITTEE REPORT

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000, and the notes thereto.

     The Audit Committee assists the Board of Directors in overseeing and monitoring the Company's financial reporting process.

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2000, and the notes thereto. Further, the Audit Committee has discussed with Deloitte & Touche hf. ("Deloitte & Touche"), the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61.

     The Audit Committee also has received from Deloitte & Touche the written disclosures and the letter regarding Deloitte & Touche's independence as required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche its independence from the Company.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

                                              SUBMITTED BY THE AUDIT COMMITTEE
                                              OF THE BOARD OF DIRECTORS

                                              STIG-ARNE LARSSON
                                              JEFF PULVER

     The Audit Committee Report, the disclosures concerning the independence of the members of the Audit Committee and the Audit Committee Charter shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

EXECUTIVE OFFICERS

Officers

     Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See "Executive Compensation." There is no family relationship between any director or executive officer and any other director or executive officer. OZ.COM's executive officers on March 31, 2001 were as follows:


Name                                 Age   Position
----                                 ---   --------
Skuli Mogensen....................   32    Chief Executive Officer
Gudjon Mar Gudjonsson.............   29    Chief Visionary
Robert G. Quinn...................   43    Chief Financial Officer
Kjartan Pierre Emilsson...........   35    Chief Technology Officer
Skuli Valberg Olafsson............   34    Chief Operating Officer
Fredrik Torstensson...............   36    Executive Vice President of Sales
                                           and Business Development
Gunnar Thoroddsen.................   31    General Counsel
Jon L. Arnason....................   40    Secretary and Treasurer
Gilles Lapierre...................   41    Vice President; Managing Director,
                                           OZ.COM Canada Company

     Biographical information for Skuli Mogensen and Gudjon Mar Gudjonsson is provided above.

     Robert G. Quinn was Chief Financial Officer from April 2000 through June 2001. Prior to serving as the Company's CFO, Mr. Quinn was OZ.COM's General Counsel. Mr. Quinn was formerly the CFO for Safety Syringes, Inc., Paulsson Geophysical Services, Inc., Net4TV Corporation, and Novora, Inc., and served as the Company's Interim CFO from May 1996 through May 1997. Mr. Quinn is a founding partner of Quinn & Quinn, a law firm, and is a member of the boards of directors of Heart Sine Technologies, Inc. and Paulsson Geophysical Services, Inc. He earned his B.A. from California State University and his J.D. from Vanderbilt University School of Law.

     Kjartan Pierre Emilsson has been Chief Technology Officer since December 1995. Prior to joining OZ.COM he worked both in physics research and Internet communication technology at the Institut Non-Lineaire De Nice -- Sophia Antipolis, the Advanced Center for Mathematical Studies at the University of Arizona and the Science and Engineering Institute of the University of Iceland. Mr. Emilsson holds a Ph.D. in Mathematical Physics from the University of Nice -- Sophia Antipolis.

     Skuli Valberg Olafsson has been Chief Operating Officer since October 1999. Prior to joining OZ.COM he was Assistant Managing Director at EJS hf, the largest systems integrator and solution developer in Iceland, specializing in banking, finance, and retail solutions and services. Mr. Olafsson serves as Chairman of Caoz hf and is a director of SmartVR, Inc. Both Caoz hf and SmartVR, Inc. are OZ.COM's subsidiaries. Mr. Olafsson holds a B.Sc. degree in Industrial and Systems Engineering from the University of Florida and has completed postgraduate studies in Total Quality Management and Process Engineering.

     Fredrik Torstensson has been Executive Vice President of Business Development and Sales since April 2000. Prior to joining OZ.COM, Mr. Torstensson worked for six years for Ericsson, most recently as Director of Business Development for Ericsson Inc. He holds a Bachelor's Degree in Engineering from the Chalmers University of Technology in Gothenburg, Sweden, and a Master's Degree in International Management from the University of Texas.

     Gunnar Thoroddsen has been in-house legal counsel since July 1998. Prior to joining the Company, Mr. Thoroddsen was a partner at the Icelandic law firm, Logfraeoistofa Reykjavikur. He is Chairman of the Board of Intrum Justitia, an Icelandic company that provides debt collection services. Mr. Thoroddsen holds a law degree from the University of Iceland and an LL.M. from Duke University in North Carolina. He was admitted to the Icelandic Bar in 1995.

     Jon L. Arnason has been Secretary and Treasurer since April 2000 and formerly was Chief Financial Officer from 1997 to April 2000. Prior to joining OZ.COM, Mr. Arnason worked for three years for an accounting firm in Iceland, representing Arthur Andersen Worldwide. Mr. Arnason is an International Chess Grandmaster and was a member of the Icelandic Olympic team from 1978 to 1994. He is three times Icelandic Champion and a former junior World Champion. He holds a Cand. Oecon. Degree in Finance and Accounting from the University of Iceland.

     Gilles Lapierre has been Vice President and Managing Director of OZ.COM Canada Company since November 2000. Prior to joining OZ.COM Canada Company, Mr. Lapierre was Vice President, Network Operators, at Ericsson Canada in Montreal, QC. In this role, he was responsible for Ericsson's business activities towards the Telesystem Group, and in particular working closely with Microcell. He also worked as Director of several product development, sales and marketing teams within Ericsson. In addition, Mr. Lapierre has held research and development positions at Consortel and Nortel Networks. Mr. Lapierre earned his Bachelor's degree in Electrical Engineering and Master's degree in Applied Science from Ecole Polytechnique in Montreal, QC.

Executive Compensation

     Summary Compensation Table. The following table summarizes the annual and long-term compensation of, and stock options held by, the Company's Chief Executive Officer and the four additional most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the fiscal year ended December 31, 2000 (collectively, the "Named Officers").

                                                                                       Long-Term Compensation
                                                                         ----------------------------------------------------
                                           Annual Compensation                     Awards                     Payouts
                                      --------------------------------   -------------------------    -----------------------
                                                          Other Annual   Securities    Restricted      LTIP       All Other
                                      Salary      Bonus   Compensation   Underlying       Stock       Payouts    Compensation
Name and Principal Position   Year     ($)         ($)      ($)(1)(2)    Options (#)    Awards (#)      (#)         ($)(3)
---------------------------   ----    -------     -----   ------------   -----------   -----------    -------    ------------
Skuli Mogensen..............  2000    155,618       0          --             0             0            0           9,337
  Chief Executive Officer     1999    151,833       0          --             0             0            0           9,110
                              1998    131,742       0          --             0             0            0           7,905

Gudjon Mar Gudjonsson.......  2000    143,763       0        16,596           0             0            0           8,626
  Chairman of the Board,      1999    151,833       0          --             0             0            0           7,940
  Chief Visionary             1998    133,733       0        28,988           0             0            0           9,110

Robert Quinn................  2000    304,644(4)    0        47,650        400,000          0            0           6,125
  Chief Financial Officer     1999    103,640       0           0             0             0            0             0
                              1998     81,170       0           0             0             0            0             0

Skuli Valberg Olafsson......  2000    114,783       0        14,541           0             0            0           6,887
  Chief Operating Officer     1999     25,937       0         3,067        500,000          0            0           1,556
                              1998         --      --          --            --             --          --

Fredrik Torstensson.........  2000    242,693(5)    0           0          500,200          0            0             0
  Executive Vice President    1999         --      --          --            --             --          --            --
  Of Sales and Business       1998         --      --          --            --             --          --            --
  Development

----------

(1) Includes perquisites and other personal benefits, securities or property received by the Named Officer unless the aggregate amount of such compensation is less than 10 percent of the total annual salary and bonus reported for the Named Officer.

(2) Includes $13,696 in automobile benefits received in 2000 and $22,200 in housing benefits received in 1998 by Gudjon Mar Gudjonsson; $36,000 in housing benefits received in 2000 by Robert Quinn; and $4,541 in automobile benefits received in 2000 and $2,486 in automobile benefits received in 1999 by Skuli Valberg Olafsson.

(3) Reflects contributions by OZ.COM to a pension plan on behalf of the Named Officer in the amounts indicated.

(4) Includes $24,500 in salary paid by OZCOM AB, OZ.COM's wholly owned subsidiary.

(5) Includes $83,693 in salary paid by OZCOM AB, OZ.COM's wholly owned subsidiary.

Option / SAR Grants In Last Fiscal Year

     The following table sets forth information regarding stock options granted to Named Officers during the fiscal year ended December 31, 2000.

                                                        Individual Grants
                                 ------------------------------------------------------------------
                                                       Percent of
                                  Number of           Total Options
                                 Securities            Granted to
                                 underlying            Employees         Market Price
                                  Options              in Fiscal         of Underlying   Expiration
        Name                     Granted (#)            2000 (%)          Security(1)       Date
----------------------           -----------          ------------       -------------   ----------
Skuli Mogensen                        --                     --                --                --
Gudjon Mar Gudjonsson                 --                     --                --                --
Robert Quinn                     400,000(2)                19.1%            $3.75          12/31/09
Skuli Valberg Olafsson                --                     --                --                --
Fredrik Torstensson              400,000(3)                19.1%            $3.75          12/31/09
                                 100,200(4)                 4.8%            $3.75          12/31/09

----------

(1) There is currently no public market for the Company's common stock (i.e., bid and asked quotations at fixed prices, excluding "bid wanted" or "offer wanted" quotations, have not appeared regularly in any established trading system). The fair market value of the common stock on the date of grant is deemed to be the value used for accounting purposes to determine stock-based compensation.

(2) The stock options were granted under the 1995 Stock Option Plan and vest in eight equal increments with 50,000 options becoming exercisable on the last day of each calendar quarter beginning June 30, 2001 until March 31, 2002.

(3) The stock options were granted under the 1995 Stock Option Plan and vest in three increments, with 133,334 options vesting on each of March 31, 2001 and March 31, 2002, and 133,332 options vesting on March 31, 2003.

(4) The stock options were granted under the 1995 Stock Option Plan. 66,800 options will vest on March 31, 2002 if certain revenue targets are reached for the year ended December 31, 2001, and 33,400 options will vest on March 31, 2003 if certain revenues targets are reached for the year ended December 31, 2002.

Long-Term Incentive Plans

     No long-term incentive plan was in effect in 2000.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth the information noted for all exercises of options by the Named Officers during the fiscal year ended December 31, 2000 and the fiscal year end value of unexercised options.

                                                                            Number of
                                                                            Securities             Value of
                                                                            Underlying            Unexercised
                                                                            Unexercised          In-the-Money
                                              Shares                         Options               Options
                                           Acquired on        Value        Exercisable/          Exercisable/
Name                                         Exercise     Realized (1)     Unexercisable        Unexercisable(2)
----                                       ------------   -----------     ---------------       ----------------
Skuli Mogensen.......................           --             --              --                        --
Gudjon Mar Gudjonsson................           --             --              --                        --
Robert Quinn.........................        200,000        $730,000      150,000/250,000             $0/$0
Fredrik Torstensson..................           --             --         133,334/366,866             $0/$0
Skuli Valberg Olafsson...............           --             --         200,000/200,000             $0/$0

----------

(1) The value realized is based on a market value of the underlying common stock at exercise date of $3.75 per share at April 1, 2000 minus the exercise price of $0.10 per share. There has not been and currently is no public market for OZ.COM's common stock (i.e., bid and asked quotations at fixed prices, excluding "bid wanted" or "offer wanted" quotations, have not appeared regularly in any established trading system). The fair market value on the date of exercise is deemed to be the value used for accounting purposes to determine stock-based compensation.

(2) The exercise price of these options is $1.175. The fair market value of the common stock underlying these options on December 31, 2000 was approximately $1.00 per share, which reflects management's estimate of the fair market value relying on an independent valuation as of November 8, 2000 and events and market changes subsequent to that date.

Employment Contracts

     Skuli Mogensen entered into an employment contract with OZ.COM in October 1998, which is effective until January 2002. The contract provides for an initial annual salary of $132,000, with a yearly 5% increase and a yearly cost of living adjustment, and an annual bonus based on increases in revenues from the previous year, with the bonus capped at 100% of salary. Under the contract, Mr. Mogensen receives standard expatriation benefits. If Mr. Mogensen is terminated without cause, he will receive a twelve-month continuation of salary and benefits and a pro rata portion of his annual bonus. The contract includes a non-competition provision.

     Gudjon Mar Gudjonsson entered into an employment contract with OZ.COM in October 1998, which is effective until January 2002. The contract provides for an initial annual salary of $132,000, with a yearly 5% increase and a yearly cost of living adjustment, and an annual bonus based on increases in revenues from the previous year, with the bonus capped at 100% of salary. Under the contract, Mr. Gudjonsson receives standard expatriation benefits. If Mr. Gudjonsson is terminated without cause, he will receive a twelve-month continuation of salary and benefits and a pro rata portion of his annual bonus. The contract includes a non-competition provision.

     Robert G. Quinn and OZ.COM have voluntarily terminated his employment contract effective June 30, 2001. Under the terms of a consulting agreement, Mr. Quinn will continue to provide legal and consulting services to the Company at least through the end of 2002. Until the end of 2001, he will be available to the Company on a full-time basis, and throughout 2002 he will be available on a one-quarter-time basis. The Company will pay Mr. Quinn a retainer equal to approximately $20,000 per month for his full-time efforts and approximately $5,000 per month for his one-quarter-time efforts.

     Skuli Valberg Olafsson entered into an employment contract with OZ.COM in September 1999, which provides that he will receive an annual salary of $128,571, 400,000 options vesting during the subsequent 3 years, and use of an automobile. If Mr. Olafsson's employment is terminated, he will receive six months base salary. All other benefits will terminate as of the date of Mr. Olafsson's termination of employment. The contract contains confidentiality and assignment of intellectual property rights provisions.

     Fredrik Torstensson entered into an employment contract with OZ.COM in March 2000. This agreement was amended in November 2000. As amended, the agreement provides that he will receive an annual salary of $202,000, 400,000 options that vest during the subsequent three years, a bonus program based on revenue objectives, an automobile allowance, and relocation benefits. OZ.COM has also agreed to grant 100,200 options if he reaches specified revenue goals in 2001 and 2002. If OZ.COM terminates Mr. Torstensson's employment without "cause," or he resigns for a "good reason," as those terms are defined in his agreement, he will be entitled to a 12-month continuation of his salary and vesting of his options that are not tied to revenue goals. All other benefits will terminate as of the date of Mr. Torstensson's termination of employment. He has also signed an agreement containing confidentiality and assignment of intellectual property rights provisions.

Stock Option Plans

1995 Stock Option Plan

     On March 13, 2000, OZ.COM's Board of Directors approved, and on May 3, 2000 the Company's shareholders approved, an increase in the number of shares reserved for issuance under the Company's 1995 Stock Option Plan (the "1995 Plan") from 13,000,000 to 18,000,000.

     Options granted under the 1995 Option Plan may be "incentive stock options" as defined in Section 422 of the Code, or nonqualified options. Under the terms of the Plan, incentive stock options may be granted only to OZ.COM'S key employees. The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to a person who owns more than 10% of the total combined voting power of all classes of the Company's capital stock or any of OZ.COM's affiliates). The Code and the Plan limit the options first becoming exercisable in any calendar year which are treated as incentive stock options to options covering $100,000 of aggregate value (determined as of the date of the grant of the options) of Common Stock; options first becoming exercisable in any calendar year in excess of this limit are treated as nonqualified stock options.

Nonqualified options may be granted under the 1995 Option Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant, or, if the grant is to a person who owns more than 10% of the total combined voting power of all classes of OZ.COM's capital stock or any of the Company's affiliates, not less than 110% of the fair market value of the Common Stock as of the date of grant. The purchase price of stock acquired may be paid in cash or, at the discretion of the Committee, in Common Stock or through a deferred payment or other arrangement. OZ.COM may require an optionee to give written assurances with respect to the optionee's business experience and investment purposes if required under the then applicable securities laws before exercising an option. If provided by the terms of the option, the optionee may satisfy tax-withholding obligations relating to the exercise of options by a cash payment or the withholding or delivery of Common Stock with a fair market value equal to the obligations.

     Unless otherwise provided in the applicable stock option agreement, upon termination of employment of an optionee, all options that were then exercisable will terminate three months (twelve months in the case of termination by reason of disability and eighteen months in the case of death) after the termination of employment. Upon an optionee's leave of absence, the Company may decide that such leave will be treated as a termination for the purposes of determining the termination date of the options or may suspend the vesting of the options.

     Options granted under the 1995 Option Plan may not be exercised more than ten years after the grant (five years after the grant if the grant is an option to a person who owns more than 10% of the total combined voting power of all classes of OZ.COM's capital stock or any of the Company's affiliates). Options granted under the 1995 Option Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death (or, in the case of nonqualified options, a transferee pursuant to a qualified domestic relations order). Shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

     The 1995 Plan may be administered by the Board of Directors or in the Board's discretion by a committee designated by the Board. The 1995 Option Plan is effective for ten years, unless sooner terminated or suspended.

1998 Incentive Stock Plan

     Two million shares of Common Stock are reserved for issuance under OZ.COM's 1998 Incentive Stock Plan (the "1998 Plan"). The Plan is administered by the Board of Directors, which may delegate administration to a committee (in both cases, the "Committee"). Under the 1998 Plan, the Committee may grant stock to directors, executive officers and selected employees ("Participants") for which the Participant is not obligated to pay additional consideration ("Stock Award") and may grant Participants the right to purchase a specified number of shares of Common Stock pursuant to a written agreement issued under the 1998 Plan ("Stock Purchase Offer"). Shares of Common Stock that Participants may receive as a Stock Award or under a Stock Purchase Offer may include restrictions on transfer, repurchase rights, rights of first refusal and forfeiture provisions as the Committee may determine. Under certain Stock Purchase Offers, OZ.COM may issue shares of Common Stock to employees upon the receipt of a note receivable from the employee. The note receivable is secured by the shares of Common Stock, does not have a maturity date and is interest free. Upon termination any amount unpaid is settled through receipt of the original shares issued. The 1998 Plan will terminate in 2008, unless terminated earlier by the Board of Directors. As of March 31, 2000 no option to purchase shares of Common Stock was outstanding under the 1998 Plan, 1,317,924 shares had been granted as incentive stock under the 1998 Plan, and 682,076 shares remained available for future grants under the 1998 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of reports received by OZ.COM during or with respect to the year ended December 31, 2000 pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, all required reports on Form 3, Form 4 and Form 5 were timely filed by the Company's directors, officers and 10% stockholders, except that (i) Andre Tremblay was late filing a report on Form 3 upon becoming a director, (ii) Gilles Lapierre was late filing a report on Form 3 upon becoming an executive officer, (iii) Magnus Rosenblad, who is no longer an executive officer, failed to file a Form 3 upon becoming an executive officer in November 2000, and (iv) Titan Holdings, S.A., Ozone Ventures, S.A. and Lars Boman were each late filing a Form 3 upon the effectiveness of the Company's registration statement on Form 10-SB.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth the number of shares and percentage of OZ.COM'S outstanding Common Stock and Series A Preferred stock beneficially owned as of March 31, 2001, by each person known to the Company's Board of Directors to be the beneficial owner of 5% or more of the outstanding shares of OZ.COM's Common Stock and/or Series A Preferred stock, each Director, each Executive Officer, and all Directors and Executive Officers as a group.

                                  COMMON STOCK

                                                                                          As of March 31, 2001
                                                                            ------------------------------------------------
                                                                                                 Shares
                                                                               Shares          Acquirable      Percentage of
                                                                            Beneficially         Within          All Common
Name and Address of Beneficial Owner                                           Owned          60 Days(1)(2)       Stock(3)
------------------------------------                                        ------------      -------------    -------------
Titan Holdings, Skuli Mogensen(4).........................................   18,597,000(5)              0          20.71%
Ozone Ventures, S.A., Gudjon Mar Gudjonsson(4)............................   34,597,000(6)        100,000          38.60%
Telefonaktiebolaget LM Ericsson, Ericsson Holding International
  B.V., Ericsson Canada Inc., Ericsson Inc., LM Ericsson Holding AB,
  Ericsson Holding II Inc. (7). ..........................................    5,069,271(8)     20,104,862          22.91%
Microcell Telecommunications Inc., Microcell Capital II Inc (9)...........   11,405,860(10)             0          12.70%
Lars Boman(11)............................................................            0                 0              0%
Stig-Arne Larsson(12).....................................................            0                 0              0%
Jeff Pulver(13)...........................................................            0                 0              0%
Andre Tremblay(14)........................................................            0                 0              0%
Robert G. Quinn(15).......................................................      200,000           200,000           0.44%
Kjartan Pierre Emilsson(4)................................................      266,626            90,000           0.40%
Skuli Valberg Olafsson(4).................................................        5,390(16)       200,000           0.23%
Gunnar Thoroddsen(4)......................................................       34,708            70,000           0.12%
Jon L. Arnason(4).........................................................       71,412            55,000           0.14%
Fredrik Torstensson(17)...................................................            0           133,334           0.15%
Gilles Lapierre(9)........................................................            0                 0              0%
All executive officers and directors as a group (13 persons)..............   53,772,136           848,334          60.27%

----------
 (1) Includes 200,000 shares that could be purchased by Robert G. Quinn, 90,000 shares that could be purchased by Kjartan Pierre Emilsson, 200,000 shares that could be purchased by Skuli Valberg Olafsson, 70,000 shares that could be purchased by Gunnar Thoroddsen, 55,000 shares that could be purchased by Jon L. Arnason and 133,334 shares that could be purchased by Fredrik Torstensson by exercise of options available on March 31, 2001 or within 60 days thereafter.

 (2) Includes 50,000 and 10,052,431 shares of Series A Preferred stock, of which each share is convertible into two shares of common stock by Ozone Ventures S.A. and Ericsson Inc., respectively, as of March 31, 2001.

 (3) Options that are currently exercisable or exercisable within sixty days and/or shares of Series A Preferred stock are deemed to be shares of Common Stock, outstanding and beneficially owned by the person holding such options and/or Series A Preferred stock, for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (4) Shareholder is at the following address: Snorrabraut 54, IS-105, Reykjavik, Iceland.

 (5) Titan Holdings, S.A., a Luxembourg holding company 100% owned by Skuli Mogensen, is the record owner of the 18,597,000 shares beneficially owned by Mr. Mogensen. The number of shares indicated does not include 34,697,000 shares of common stock beneficially owned by Mr. Gudjonsson and 11,405,860 shares of common stock beneficially owned by Microcell Capital II Inc. , who, together with Mr. Mogensen, may constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 by virtue of the Shareholder Agreement dated November 8, 2000 between the Company, Skuli Mogensen, Gudjon Mar Gudjonsson and Microcell Capital II Inc. ("Shareholder Agreement"), which provides that Mr. Mogensen and Mr. Gudjonsson will vote a sufficient number of shares to elect a nominee of Microcell Capital II Inc. to the Company's board of directors. Does not include 34,697,000 shares of common stock beneficially owned by Mr. Gudjonsson and 25,174,133 shares of Common Stock beneficially owned by Ericsson Inc., who, together with Mr. Mogensen, may constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act by virtue of the Shareholder Rights Agreement dated February 4, 1999 between OZ.COM, Skuli Mogensen, Gudjon Mar Gudjonsson, OZ Holdings LLC and Ericsson Inc., as amended ("Shareholder Rights Agreement"), which provides that Mr. Mogensen and Mr. Gudjonsson will vote a sufficient number of shares to elect a nominee of Ericsson Inc. to the Company's board of directors. Mr. Mogensen and Titan Holdings S.A. disclaim beneficial ownership of the shares beneficially owned by Mr. Gudjonsson, Microcell Capital II Inc. or Ericsson Inc.

 (6) Ozone Ventures, S.A., a Luxembourg holding company 100% owned by Gudjon Mar Gudjonsson, is the record owner of the 34,597,000 shares beneficially owned by, and the 100,000 shares acquirable within 60 days by, Mr. Gudjonsson. The number of shares indicated does not include 18,597,000 shares of common stock beneficially owned by Mr. Mogensen and 11,405,860 shares of common stock beneficially owned by Microcell Capital II Inc., who, together with Mr. Gudjonsson, may constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 by virtue of the Shareholder Agreement, which provides that Mr. Mogensen and Mr. Gudjonsson will vote a sufficient number of shares to elect a nominee of Microcell Capital II Inc. to OZ.COM's board of directors. Does not include 18,597,000 shares of Common Stock beneficially owned by Mr. Mogensen and 25,174,133 shares of Common Stock beneficially owned by Ericsson Inc., who, together with Mr. Gudjonsson, may constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act by virtue of the Shareholder Rights Agreement, which provides that Mr. Mogensen and Mr. Gudjonsson will vote a sufficient number of shares to elect a nominee of Ericsson Inc. to OZ.COM's board of directors. Ozone Ventures S.A., and Mr. Gudjonsson disclaim beneficial ownership of the shares beneficially owned by Mr. Mogensen, Microcell Capital II Inc. or Ericsson Inc.

 (7) Telefonaktiebolaget LM Ericsson and LM Ericsson Holding AB are at the following address: Telefonvagen 30, SE-12625 Stockholm, Sweden. Ericsson Holding International B.V. is at the following address: Ericsson Straat #2, P.O. Box 8, NL-5120 AA, Rijen, Netherlands. Ericsson Canada Inc. is at the following address: 8400 Decarie Blvd., Town of Mount-Royal, Quebec, Canada H4P 2N2. Ericsson Inc. and Ericsson Holding II Inc. are at the following address: 740 East Campbell Road, Richardson, Texas 75083

 (8) As disclosed in the Schedule 13D filed on December 7, 2000, each of the named entities is the beneficial owner of the 5,069,271 shares of common stock owned directly by Ericsson Canada Inc. and the 10,052,431 shares of Series A Preferred stock owned directly by Ericsson Inc., which are convertible into 20,104,862 shares of common stock as of March 31, 2001. Does not include 34,697,000 shares of common stock beneficially owned by Mr. Gudjonsson and 18,597,000 shares of common stock beneficially owned by Skuli Mogensen, who, together with Ericsson Inc., may constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act by virtue of the Shareholder Rights Agreement dated February 4, 1999 between OZ.COM, Skuli Mogensen, Gudjon Mar Gudjonsson, OZ Holdings, LLC and Ericsson, Inc., as amended, which provides that Mr. Mogensen and Mr. Gudjonsson will vote a sufficient number of shares to elect a nominee of Ericsson Inc. to the Company's board of directors.

 (9) Shareholders are at the following address: 1000, de la Gauchetiere Street West, 25th Floor, Montreal, Quebec H3B 4W5.

(10) Based on the Schedule 13D filed on November 22, 2000, Microcell Telecommunications Inc. is a beneficial owner of the 11,405,860 shares of common stock owned directly by Microcell Capital II Inc., a wholly-owned subsidiary of Microcell Telecommunications Inc. The number of shares beneficially owned by Microcell Telecommunications Inc. and Microcell Capital II Inc. do not include 34,697,000 shares of common stock beneficially owned by Gudjon Mar Gudjonsson and 18,597,000 shares of common stock beneficially owned by Skuli Mogensen, who, together with Microcell Capital II Inc., may constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, by virtue of the Shareholder Agreement, which provides that Mr. Mogensen and Mr. Gudjonsson will vote a sufficient number of shares to elect a nominee of Microcell Capital II Inc. to OZ.COM's board of directors.

(11) Shareholder is at the following address: Hornsgatan 63 11849 Stockholm.

(12) Shareholder is at the following address: Lonnv 31B, 13552, TYRESO, Sweden.

(13) Shareholder is at the following address: P.O. Box 1432, Melville, New York 11747.

(14) Shareholder is at the following address: 1100 de La Gauchetiere, Room 150, Montreal (Quebec), Canada H3B 2S2.

(15) Shareholder is at the following address: Drottninggatan 82, 111, 36 Stockholm, Sweden.

(16) Includes 5,390 shares owned by Mr. Olafsson's family of which Mr. Olafsson disclaims beneficial ownership.

(17) Shareholder is at the following address: 9820 Towne Center Drive, La Jolla, California 92121.

                            SERIES A PREFERRED STOCK

                                                                                         As of March 31, 2001
                                                                            ------------------------------------------
                                                                                               Shares       Percentage
                                                                               Shares        Acquirable      of All
                                                                            Beneficially       Within       Preferred
Name and Address of Beneficial Owner                                           Owned           60 Days        Stock
------------------------------------                                        ------------     ----------     ----------
Skuli Mogensen..........................................................              0           0              0%
Ozone Ventures, S.A., Gudjon Mar Gudjonsson.............................         50,000(1)        0           0.34%
Telefonaktiebolaget LM Ericsson, Ericsson Holding International
  B.V., Ericsson Canada Inc., Ericsson Inc., LM Ericsson Holding AB,
  Ericsson Holding II Inc..............................................      10,052,431(2)        0          69.18%
Microcell Telecommunications Inc. ......................................              0           0              0%
Microcell Capital II Inc. ..............................................              0           0              0%
Lars Boman..............................................................              0           0              0%
Stig-Arne Larsson.......................................................              0           0              0%
Jeff Pulver.............................................................              0           0              0%
Andre Tremblay..........................................................              0           0              0%
Robert G. Quinn.........................................................              0           0              0%
Kjartan Pierre Emilsson.................................................              0           0              0%
Skuli Valberg Olafsson..................................................              0           0              0%
Gunnar Thoroddsen.......................................................              0           0              0%
Jon L. Arnason..........................................................              0           0              0%
Fredrik Torstensson.....................................................              0           0              0%
Gilles Lapierre ........................................................              0           0              0%
All executive officers and directors as a group (13 persons)............         50,000           0           0.34%

---------------
(1) Ozone Ventures, S.A., a Luxembourg holding company 100% owned by Gudjon Mar Gudjonsson is the record owner of the 50,000 shares beneficially owned by Mr. Gudjonsson.

(2) As disclosed in the Schedule 13D filed on December 7, 2000 each of the named entities is the beneficial owner of the 10,052,431 shares of Series A Preferred stock owned by Ericsson Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Directors. In July 1998 the Company loaned Skuli Mogensen and Gudjon Mar Gudjonsson $75,000, respectively. The loans accrued interest at a rate of 8% per annum and were due and payable on June 1, 1999. The total indebtedness for each of Messrs. Mogensen and Gudjonsson was $84,240 at December 31, 1999. Both of these loans (including accrued interest) were repaid in full in April 2000. Messrs. Mogensen and Gudjonsson are also parties to the shareholder rights agreement and the shareholder agreement described below.

     Ericsson. On November 1, 2000 the Company entered into a general co-operation and development agreement with Ericsson that superseded an earlier agreement of the same name dated February 1999 and sets the framework for OZ.COM's long-term strategic partnership and cooperation in the area of Internet-based technologies, applications and services. The agreement anticipates joint development, testing, integration, marketing, sales, distribution, support and maintenance of solutions based on relevant technologies and services. Specific development projects will be structured under various specific agreements under the general co-operation and development agreement. Pursuant to a warrant and stock purchase agreement entered into in February 1999, Ericsson Inc. invested $13.1 million in us in exchange for 10,052,431 shares of Series A Preferred stock.

     OZ.COM entered into a specific co-operation and development agreement with Ericsson dated as of February 4, 1999 under the general co-operation and development agreement to develop iPulse(TM). iPulse(TM) is a client-server application merging secure Internet messaging, message routing, IP telephony and traditional phone systems in one application. As a starting point for the iPulse(TM) development project, the Company licensed its server and client technology to Ericsson. More specifically, Ericsson acquired the license to use, modify and distribute its server and client technology in connection with Ericsson's commercialization of iPulse(TM). With respect to further development of technologies and solutions for which Ericsson would fund development costs, the parties agreed that ownership of specific results of the joint development work, including iPulse(TM), would reside with Ericsson. As a result of the agreement, the Company receives 15% royalties of iPulse(TM) sales.

     OZ.COM entered into a value-added distribution license agreement with Ericsson dated as of November 1, 2000, which superseded the value-added reseller agreement entered into with Ericsson in February 2000. The agreement gives the Company unrestricted perpetual rights to offer iPulse(TM) as a hosted service to its mPresence(TM) customers in exchange for royalties. Either party to the agreement may terminate the agreement if the other party commits a material breach of the Company's obligations under the agreement or if any of the representations of such other party are materially untrue, and such default is not cured within thirty days of notice of such breach. Notwithstanding the termination of the agreement, the Company will retain the right to provide hosting services based on the then current version of iPulse(TM). After November 2003, and provided all royalties due Ericsson under the agreement have been paid, Ericsson will no longer be able to terminate the agreement.

     Pursuant to the mPresence(TM) agency agreement also concluded with Ericsson as of November 1, 2000, OZ.COM granted Ericsson a nonexclusive right to promote its mPresence(TM) framework and its value-added services. In the absence of a contrary agreement with respect to any particular customer, OZ.COM will pay to Ericsson 5% of the net sales price of any sales occurring as a result of a referral made by Ericsson and up to 15% of the net sales price if Ericsson concludes the sale as an agent. The agreement has a two-year term and will be automatically renewed for an indefinite period unless earlier terminated in accordance with the Company's provisions.

     Pursuant to the iPulse(TM) agency agreement also concluded with Ericsson as of November 1, 2000, OZ.COM has obtained a nonexclusive right to promote iPulse(TM). In the absence of a contrary agreement with respect to any particular customer, we are entitled to receive a certain percentage of the net sales price of any sales made by Ericsson as a result of a referral the Company may make and a greater percentage of the net sales price if the Company concludes the sale as an agent. Any payments made to OZ.COM under the agreement will be in addition to its 15% royalty payment under the specific co-operation and development agreement entered into with Ericsson as of February 4, 1999. The iPulse(TM) agency agreement has a two-year term and automatically will be renewed for an indefinite period unless earlier terminated in accordance with its provisions.

     OZ.COM Canada, OZ.COM's wholly owned subsidiary that the Company acquired in connection with its acquisition of MCE Holding Corporation, entered into a specific co-operation and development agreement with Ericsson Canada dated as of November 8, 2000, under which OZ.COM Canada will provide consulting and development services in the areas of mobile Internet applications for 3G mobile telephony platforms. The agreement gives OZ.COM Canada access to Ericsson Canada's 3G laboratories and up to 6,000 hours of assistance from qualified 3G experts for testing its 3G products. Under the agreement, minimum payments totaling $6 million over two years will be made to OZ.COM Canada for development work and services, of which $2 million will be allocated to additional iPulse(TM) development. The agreement has a two-year term.

     Lars Boman, a director, is currently Vice President of Ericsson Radio Systems AB (ERA). Ericsson nominated Mr. Boman to the Board of directors under the terms of a shareholder rights agreement dated February 4, 1999 among OZ.COM, Ericsson, Skuli Mogensen, Gudjon Mar Gudjonsson and OZ Holdings LLC. Each of the parties to the shareholders rights agreement agreed to vote a sufficient number of shares in favor of one nominee designated by Ericsson. Fredrik Torstensson, the Company's Executive Vice President of Business Development and Sales, was Director of Business Development for Ericsson Mobile Phones from 1998 until April 2000. Gilles Lapierre, the Company's Vice President and Managing Director of OZ.COM Canada was Vice President, Sales and Marketing, at Ericsson Canada from January 2000 to November 2000.

     Under the shareholders rights agreement, certain holders of the Company's securities have the right to require registration of the securities under the Securities Act of 1933, subject to terms and conditions set forth in the agreement. In addition, until the Company effects a public offering of the Company's securities, each party to the shareholder rights agreement has the right of first refusal with respect to any proposed transfer of the Company's securities by another party other than a transfer to an affiliate (as defined in the agreement); provided, however, that the first 1,000,000 shares transferred by Skuli Mogensen and Gudjon Mar Gudjonsson is not subject to the right of first refusal and shares held by a former affiliate of a party to the shareholder rights agreement shall become subject to the right of first refusal at the time of the transaction by which the affiliate loses its affiliate status. Upon notice by the transferor stating the purchase price and terms of the third party offer to purchase the shares, the other parties have the right for a period of ten days to elect to purchase a pro rata portion of the offered shares. If none of the parties elects to purchase the shares, the transferor may sell the shares to a third-party purchaser.

     If OZ.COM sells shares of common stock or preferred stock or options, warrants or other rights convertible or exercisable into shares of common stock or preferred stock at any time until a public offering, each party to the shareholder rights agreement has the right to purchase its pro rata portion of the number of securities offered for sale. However, the parties shall not have this right with respect to an issuance or sale of securities:

     o    in connection with a stock split;

     o issuable to the Company's employees, consultants or agents directly or through an equity incentive arrangement, not to exceed in the aggregate 10% of the outstanding capital stock as of February 4, 1999;

     o issuable or issued upon conversion of the Company's preferred stock or warrants, rights or other securities convertible for common stock or preferred stock;

     o issuable or issued in connection with the acquisition of all or substantially all of the stock or assets of a person or entity; and

     o issuable or issued to a strategic investor that is not a competitor to OZ.COM or Ericsson, not to exceed 20% of the outstanding capital stock as of February 4, 1999.

     If OZ.COM offers to sell shares not exceeding 20% of the Company's capital stock outstanding on February 4, 1999 to a strategic investor that is not a competitor to OZ.COM or Ericsson, then Ericsson has the right to purchase from OZ.COM a certain number of shares as determined by the formula set forth in the shareholder rights agreement.

     Until a public offering, the Company has agreed in the shareholder rights agreement that it will not, without the consent of Ericsson, increase the authorized number of shares reserved under any stock option or purchase plan that results in the aggregate number of shares of common stock issued or issuable to providers of services to OZ.COM exceeding 10,000,000 shares, issue any equity security or right to acquire an equity security to any primary competitor of Ericsson, or enter into any agreements with lenders providing for the borrowing of more than $750,000 or issue any notes, bonds, debentures, or similar instruments with an aggregate value in excess of $750,000.

     Pursuant to an amendment to the shareholder rights agreement dated as of October, 2000, OZ.COM is no longer obligated to repurchase the shares of its stock held by Ericsson as was set forth in the shareholder rights agreement.

     Transaction with Ericsson and Microcell. On November 8, 2000, OZ.COM completed an acquisition of all of the outstanding voting capital stock of MCE Holding Corporation. MCE Holding Corporation was a strategic alliance of Microcell and Ericsson formed to hold all of the issued and outstanding capital stock of 3044016 Nova Scotia Company, a recently organized company based in Montreal, Canada, which was formed to develop mobile Internet applications for network operators in Canada. The name of 3044016 Nova Scotia Company was changed to OZ.COM Canada Company following the closing of the transaction. The transaction was closed pursuant to two share exchange agreements dated as of November 8, 2000 between OZ.COM and each of Microcell and Ericsson as the former stockholders of MCE Holding Corporation.

     The acquisition was structured as a stock-for-stock exchange in which the Company issued an aggregate of 16,475,131 shares of its common stock to Microcell and Ericsson in exchange for all of the issued and outstanding stock of MCE Holding Corporation. Total consideration given, including direct acquisition costs, aggregated approximately $18.4 million. OZ.COM has accounted for the acquisition using the purchase method of accounting. MCE Holding Corporation and 3044016 Nova Scotia Company had no operations prior to the acquisition. The excess of the purchase price over the estimated fair value of tangible net assets acquired amounted to approximately $16.4 million, with $15.5 million attributable to goodwill and $0.9 million attributable to a fully paid-up iPulse(TM) 1.5 license for the benefit of Microcell and its affiliates. OZ.COM is amortizing the goodwill on a straight-line basis over an estimated useful life of five years and the iPulse(TM) 1.5 license on a straight-line basis over an estimated useful life of 3.5 years. The acquired assets consist of licensed technology and cash to be used in the business of developing and marketing Internet application technology for wireless service providers.

     The share exchange agreement with Microcell grants Microcell the right, during the period from February 15, 2002 until April 15, 2002, to require OZ.COM to repurchase the 11,405,860 shares delivered to Microcell in connection with the acquisition at the price of $4,500,000, if prior to February 15, 2002, OZ.COM fails to complete a firmly underwritten public offering pursuant to a registration statement under the Securities Act, or a public offering in which the Company's shares are listed or designated for trading on any "designated offshore securities market" as such term is defined in Regulation S under the Securities Act, which offering, in either case, results in a market capitalization of not less than $225 million. The 11,405,860 shares that are subject to this right have an issue value of $18.2 million which will be recorded in shareholders' equity in the Company's consolidated balance sheet less the amount related to the redemption value of $4.5 million. The redemption value of $4.5 million will be recorded in temporary equity on the balance sheet.

     In connection with the acquisition, OZ.COM entered into a shareholder agreement dated as of November 8, 2000 with Microcell and two of the Company's directors and officers, Skuli Mogensen and Gudjon Mar Gudjonsson. This agreement gives Microcell the right to participate in any sales of the Company's shares by either Mr. Mogensen or Mr. Gudjonsson and, with some exceptions, to purchase pro rata shares of the Company's securities offered by the Company. In addition, Messrs. Mogensen and Gudjonsson have agreed to vote a sufficient number of the Company's shares to enable a nominee of Microcell to sit on the Company's board of directors. Andre Tremblay was elected as a director pursuant to the terms of the shareholder agreement. Mr. Tremblay is currently President and Chief Executive Officer of Microcell Telecommunications Inc.

     OZ.COM also entered into a shareholder agreement dated as of November 8, 2000 with Ericsson Canada Inc., Skuli Mogensen and Gudjon Mar Gudjonsson. This agreement gives Ericsson Canada Inc. the right to participate in any sales of the Company's shares by either Mr. Mogensen or Mr. Gudjonsson and, with some exceptions, to purchase pro rata shares of the Company's securities offered by the Company.

     Microcell. In connection with the acquisition, OZ.COM Canada entered into a general co-operation and development agreement with Microcell dated as of November 8, 2000 pursuant to which Microcell agreed to use OZ.COM Canada as its preferred development resource for development work and consulting services in the field of wireless Internet applications. Under the terms of the agreement, Microcell has committed to purchasing $9 million in consulting and development services and technology licenses during the three-year term of the agreement. OZ.COM Canada will have full ownership of the products developed under the agreement and their related intellectual property rights. However, if the products are unrelated to OZ.COM Canada's product offerings or if the products are completed by Microcell Labs as a result of OZ.COM Canada's breach of the general cooperation and development agreement, Microcell Labs will own the product and its related intellectual property rights, with OZ.COM Canada retaining the right to use, sell, and distribute the product outside of Canada for three years. Microcell will have a license to use, sell and distribute all products developed under the agreement. The license will be royalty-free, except that Microcell will pay to OZ.COM Canada 10% of Microcell's net revenues attributable to the sale or license of the products during the three year term after the commercia1 launch of such products. OZ.COM Canada will pay to Microcell 10% of all of OZ.COM Canada's net revenues attributable to the sale or license of products developed under the agreement during the three year term following the commercial launch of such products. The term of the general co-operation and development agreement is three years, unless earlier terminated by written notice of a party upon a petition for bankruptcy by the other party or the occurrence of an insolvency related event with respect to the other party.

     OZ.COM Canada also concluded a specific consulting and development agreement with Microcell dated as of November 8, 2000 pursuant to which OZ.COM Canada granted to Microcell a non-exclusive, non-transferable, non-revocable license to use iPulse(TM) 1.5 on certain terms and conditions. Except for the revenue sharing payments required under the general co-operation and development agreement dated November 8, 2000 the license is royalty-free. Ericsson had granted to MCE Holding Corporation the right to grant a license to iPulse(TM)
1.5 and agreed to the assignment of this right to OZ.COM Canada.

                    RATIFICATION OF DELOITTE & TOUCHE HF. AS
                              INDEPENDENT AUDITORS
                  FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001
                             (ITEM 2 ON PROXY CARD)

     PricewaterhouseCoopers ehf ("PricewaterhouseCoopers") and its predecessors Coopers & Lybrand LLP and Coopers & Lybrand ehf had been OZ.COM's independent auditors from its incorporation in 1995 until December 2000. On December 19, 2000, OZ.COM engaged Deloitte & Touche to act as the Company's independent auditors for the fiscal year ending December 31, 2000. The Board of Directors has selected Deloitte & Touche as OZ.COM's independent auditors for the fiscal year ended December 31, 2001. In the event that this selection of auditors is not approved by a majority of shares of the Common Stock and the Series A Preferred stock, voting as a class thereon, management and the Board of Directors will review their future selection of auditors.

     A representative of Deloitte & Touche is not expected to be present at the Annual Meeting.

AUDIT AND OTHER FEES

Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers for professional services for the review of the financial statements included in the Company's Forms 10-SB and 10-QSB for the fiscal year ended December 31, 1999 (including the restatement of the financial statements for the fiscal year ended December 31, 1999) and the quarterly periods ended March 31, June 30 and September 30, 2000 were $302,947.

     The aggregate fees billed by Deloitte & Touche for professional services for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2000 were $82,085.

Financial Information System Design and Implementation Fees

     There were no fees billed by PricewaterhouseCoopers or Deloitte & Touche to the Company for financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

     The aggregate fees billed to the Company for all other services rendered by PricewaterhouseCoopers for the fiscal year ended December 31, 2000 were $103,659. This amount includes $47,876 for audit-related services, including, among other items, statutory audits and services related to filings made with the Securities Exchange Commission, as well as certain services relating to periodic reports at international locations, and $55,783 for other services, including, among other items, tax services and accounting consulting in connection with OZ.COM's acquisition of MCE Holding Corporation. Deloitte & Touche billed no fees for non-audit services in 2000.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On December 5, 2000, OZ.COM dismissed PricewaterhouseCoopers as the Company's independent auditors, as approved by the Audit Committee of OZ.COM's Board of Directors.

     The reports of PricewaterhouseCoopers on OZ.COM's financial statements for 1998 and 1999 or for any subsequent interim period through December 5, 2000 did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

     OZ.COM believes that there was no disagreement with PricewaterhouseCoopers in connection with the audit of the Company's financial statements for 1998 and 1999 or for any subsequent interim period through December 5, 2000, which disagreement if not resolved to their satisfaction would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreements in connection with its report.

     On December 19, 2000, OZ.COM engaged Deloitte & Touche as its new independent auditors.

     During 1998 and 1999 and the subsequent interim period through December 5, 2000, OZ.COM did not consult Deloitte & Touche regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF OZ.COM AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE RATIFICATION OF DELOITTE & TOUCHE AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001, AS PROVIDED IN PROPOSAL TWO.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     To be considered for inclusion in the Company's proxy materials, proposals by shareholders intended to be presented at the next annual meeting in 2002 must be sent in writing to the Corporate Secretary of the Company at the Company's principal executive offices and received by April 11, 2002 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In the event that the Company elects to hold its next annual meeting more than 30 days before or after the anniversary of this Annual Meeting, such shareholder proposals would have to be received by the Company a reasonable time before the Company begins to print and mail its proxy materials. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy materials in accordance with regulations governing the solicitation of proxies. Any shareholder proposal submitted with respect to the Company's 2002 Annual Meeting that is submitted outside the processes of Rule 14a-8 must be sent in writing to the Corporate Secretary of the Company by June 25, 2002 in order for such proposal to be presented at the 2002 annual meeting. If the Company does not have notice of a matter to come before the next annual meeting by June 25, 2002, the Company's proxy for such meeting will confer discretionary authority to vote for such matter. In the event that the date of the 2002 annual meeting has been changed by more than thirty days from the date of this Annual Meeting, the Company's proxy for the 2002 annual meeting will confer discretionary authority to vote for a matter if the Company does not receive notice of such matter within a reasonable time before the proxy materials are mailed for the next annual meeting.

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

     1. The Audit Committee of the Board of Directors of OZ.COM shall consist of two members of the Board of Directors who are not members of the management of the Company.

     2. The Audit Committee shall meet annually with the Company's independent auditors to review the status of financial controls within the Company and any other issues that the Audit Committee or the Company's independent auditors deem worthy of review.

     3. The Audit Committee shall meet quarterly with the Chief Financial Officer of the Company to review quarterly financial statements.

     4. The Audit Committee shall take minutes at all of its meetings and shall submit these minutes to the entire Board of Directors.

                                      PROXY

                                     OZ.COM

  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD TUESDAY, AUGUST 21, 2001

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of OZ.COM dated August 9, 2001 and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Jon L. Arnason, or in his absence, Gunnar Thoroddsen, with full power to each of substitution in each, as attorneys and proxies of the undersigned.

     Said proxies are hereby given authority to vote all shares of Common Stock and/or Series A Preferred of OZ.COM which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of OZ.COM, to be held at 4:00 p.m. local time, on Tuesday, August 21, 2001 at the offices of the Company's subsidiary, Windsor Station, Suite 150, 1100 de La Gauchetiere, Montreal, Canada, and at any and all adjournments or postponements thereof (the "Annual Meeting") on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF OZ.COM, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF OZ.COM ON THE REVERSE SIDE HEREOF AND FOR THE PROPOSALS ON THE REVERSE SIDE HEREOF. THIS PROXY CONFERS UPON EACH PERSON NAMED HEREIN AS A NOMINEE DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS TO MATTERS IDENTIFIED IN THE NOTICE AND OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.


                PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY

1.  Election of Five Directors:                                        WITHHOLD
                                                         FOR          AUTHORITY

    Nominees: Skuli Mogensen, Gudjon Mar Gudjonsson,     [ ]             [ ]
    Stig-Arne Larsson, Lars Boman and Andre Tremblay.

    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
    INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN
    THE SPACE PROVIDED:

    ---------------------------------------------------

2.  A proposal to ratify the appointment of Deloitte     FOR   AGAINST   ABSTAIN
    & Touche hf. as OZ.COM's independent auditors for
    the fiscal year ending December 31, 2001.            [ ]     [ ]       [ ]

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION "FOR" THE ELECTION OF THE ABOVE-LISTED NOMINEES OR SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF OZ.COM SHALL SELECT AND "FOR" EACH OF THE PROPOSALS LISTED AND TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.


                                          Dated:                          , 2001
                                                --------------------------

                                          --------------------------------------
                                                       (Signature)

                                          --------------------------------------
                                                         (Title)

                                          --------------------------------------
                                                (Signature if held jointly)


                                          Note: Please date and sign exactly as
                                          your name(s) appear on this proxy
                                          card. If shares are registered in more
                                          than one name, all such persons should
                                          sign. A corporation should sign in its
                                          full corporate name by a duly
                                          authorized officer, stating his title.
                                          When signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please sign in your official capacity
                                          and give your full title as such. If a
                                          partnership, please sign in the
                                          partnership name by an authorized
                                          person.